Exhibit 10.1

SNAP-ON INCORPORATED

PERFORMANCE SHARE UNIT AWARD AGREEMENT

THIS PERFORMANCE SHARE UNIT AWARD AGREEMENT is granted by SNAP-ON INCORPORATED (the “Company”) to each individual receiving and accepting the offer contained in the Performance Share and Restricted Stock Unit Award Offer Letter (each such person being known as a “Key Employee”) pursuant to the Company’s 2011 Incentive Stock and Awards Plan (the “Plan”).

WHEREAS, the Company believes it to be in the best interests of the Company, its subsidiaries and its stockholders for its officers and other key employees to have an incentive tied to the price of Common Stock of the Company in order that they will have a greater incentive to work for and manage the Company’s affairs in such a way that its shares may become more valuable; and

WHEREAS, the Company has determined to grant Key Employees Performance Share Units pursuant to the terms of the Plan and this Agreement;

NOW, THEREFORE, in consideration of the premises and of the services to be performed by the Key Employee, the Company and the Key Employee hereby agree as follows:

1.	Performance Share Units.

Subject to the terms and conditions of this Agreement and the Plan, the Company hereby awards to the Key Employee a number of Performance Share Units set forth in the Performance Share and Restricted Stock Unit Award Offer Letter (the “Offer”) under the column titled “Quantity Granted.” The Performance Share Units granted under this Agreement are units that will be reflected in a book account maintained by the Company until they become vested or have been forfeited. This award is subject to the terms and conditions of this Agreement and the Plan, including the terms and conditions of the Plan applicable to Performance Share Units. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Plan.

2.	Performance Condition and Vesting for Performance Share Units.

Subject to the terms and conditions set forth herein,

(a)

Vesting of the Performance Share Units is dependent upon performance relative to sales growth and RONAEBIT goals for fiscal years 2012, 2013 and 2014. The threshold, target and maximum goals for sales growth and RONAEBIT during fiscal years 2012, 2013 and 2014 are as shown on Exhibit 1, and the Performance Share Units will vest and will be earned, in accordance with the vesting matrix attached hereto as Exhibit 1 based on actual performance of the Company relative to the goals subject to the terms attached hereto as Exhibit 2. As soon as practicable after the Company’s audited financial statements for fiscal 2014 are available to the Committee, the Committee shall calculate the Company’s sales growth and RONAEBIT data for such years in accordance with the terms attached hereto as Exhibit 2. The Committee shall then plot the sales growth and RONAEBIT data on the vesting matrix. The resulting position on the matrix shall determine the percentage of the Performance Share Units that will vest and the number of Performance Share Units that the Key Employee will earn as set forth below. The Company shall promptly communicate this information to the Key Employee.

(b)

Unless the Key Employee has previously forfeited such Performance Share Units, if the position on the matrix reflects a percentage greater than zero then the number of Performance Share Units that vest shall be equal to the product of such percentage and the Grant Number. Upon the Committee’s determination as provided above, the Key Employee will forfeit the Performance Share Units that do not vest.

(c)

Within sixty days after the Performance Share Units become vested the Company shall issue the Key Employee one share of Common Stock for each Performance Share Unit which becomes vested; provided that prior to a Change of Control the Committee, in its discretion, may reduce the number of shares to be issued to the Key Employee if the Committee determines that such reduction is appropriate, taking into consideration such factors as the Committee deems relevant.

(d)	If any calculation of Shares to be awarded would result in a fraction, any fraction of 0.5 or greater will be rounded to one, and any fraction of less than 0.5 will be rounded to zero.

3.	Employment Condition for the Performance Share Units.

Subject to the terms and conditions set forth herein,

(a)

In addition to any rights of the Company under Section 4, the Key Employee will forfeit any rights associated with Performance Share Units as to which the Committee has not made its vesting determination under Section 2 and not otherwise vested under Section 5 if the Key Employee’s employment with the Company or its subsidiaries is terminated for any reason prior to such determination unless in the case of termination by the Company or a subsidiary the Committee determines, on such terms and conditions, if any, as the Committee may impose, that there may nonetheless be vesting of all or a portion of the award at the time of such determination or at any other time. Absence of the Key Employee on leave approved by a duly elected officer of the Company, other than the Key Employee, shall not be considered a termination of employment during the period of such leave.

(b)

Notwithstanding the foregoing, in the case of termination of employment as a result of death, Disability (as defined below) or Retirement (as defined below), the Grant will vest, and the Key Employee’s entitlement to shares in respect of Performance Share Units will be determined, based upon the Company’s actual performance relative to the sales growth and RONAEBIT goals over the full performance period, but in lieu of the amounts under Section 2(b) and (c), the respective amounts, if any, determined under those subsections shall be reduced by multiplying such amounts by a fraction representing the portion of the three-year period that elapsed before the termination of the Key Employee’s employment.

(c)

Whether or not a divestiture of a subsidiary, division or other business unit (including through the formation of a joint venture) results in termination of employment with the Company and its subsidiaries will be at the discretion of the Committee, which discretion the Committee may exercise on a case by case basis.

(d)	As used herein,

(i)

“Disability” means a medically-determinable physical or mental condition that is expected to be permanent and that results in the Key Employee being unable to perform one or more of the essential duties of the Key Employee’s occupation or a reasonable alternative offered by the Company or its subsidiaries, all as determined by the Committee or any successor to such committee that administers the Plan (as the same may be amended).

(ii)

“Retirement” means termination of employment from the Company and its subsidiaries on or after satisfying the early or normal retirement age and service conditions specified in the retirement policy or retirement plan of the Company or one of its subsidiaries applicable to such Key Employee as in effect at the time of such termination.

4.	Detrimental Activity.

(a)

Activity During Employment. If, prior to termination of the Key Employee’s employment with the Company or during the one-year period following termination of the Key Employee’s employment with the Company, the Company becomes aware that, prior to termination, the Key Employee had engaged in detrimental activity, then the Committee in its sole discretion, for purposes of this Agreement, may characterize or recharacterize termination of the Key Employee’s employment as a termination to which this Section 4 applies and may determine or redetermine the date of such termination, and the Key Employee’s rights with respect to the Grant shall be determined in accordance with the Committee’s determination.

(b)

Activity Following Termination. If, within the six-month period following the Key Employee’s termination of employment with the Company, the Company becomes aware that the Key Employee has engaged in detrimental activity subsequent to termination, then the Key Employee’s rights with respect to the Grant shall be determined in accordance with any determination by the Committee under this Section 4.

(c)

Remedies. If the Key Employee has engaged in detrimental activity as described in subsections (a) and (b), then the Committee may, in its discretion, declare that the Key Employee has forfeited the Grant in whole or in part and/or cause the Key Employee to return any cash or property actually realized by the Key Employee (directly or indirectly) in respect of the Grant, in each case whether or not the Committee has made a vesting determination under Section 2 in respect thereof before or after the date the Key Employee engaged in the detrimental activity or before or after the date of termination as determined or redetermined under subsection (a).

(d)

Allegations of Activity. If an allegation of detrimental activity by the Key Employee is made to the Committee, then the Committee may suspend the Key Employee’s rights in respect of the Grant to permit the investigation of such allegation.

(e)

Definition of “Detrimental Activity.” For purposes of this Agreement, “detrimental activity” means activity that is determined by the Committee in its sole discretion to be detrimental to the interests of the Company or any of its subsidiaries, including but not limited to situations where the Key Employee (i) divulges trade secrets of the Company, proprietary data or other confidential information relating to the Company or to the business of the Company or any subsidiaries, (ii) enters into employment with a competitor under circumstances suggesting that the Key Employee will be using unique or special knowledge gained as an employee of the Company to compete with the Company, (iii) uses information obtained during the course of his or her prior employment with the Company for his or her own purposes, such as for the solicitation of business and competition with the Company, (iv) is determined to have engaged (whether or not prior to termination due to retirement) in either gross misconduct or criminal activity harmful to the Company, (v) takes any action that harms the business interests, reputation or goodwill of the Company and/or its subsidiaries or (vii) fails to comply with lawful instruction of the board and in any such case the act or failure to act shall have been determined by the board to be materially harmful to the company, financially or otherwise.

5.	Change in Control.

In the event of Key Employee’s Termination of Employment following a Change of Control prior to the Committee’s determination under Section 2(a), the Company will immediately make payment (in Company shares) in respect of the number of Performance Share Units assuming performance at maximum (200%) levels for the entire period.

6.	Voting Rights and Dividend Equivalents.

(a)	A Key Employee shall have no voting rights with respect to the Performance Share Units.

(b)

After the Performance Period, the Key Employee shall receive a cash payment from the Company equal to any cash dividends paid with respect to the number of shares of Common Stock relating to the Performance Share Units that are earned hereunder.

7.	Tax Withholding; Repurchase.

(a)

It shall be a condition of the obligation of the Company that upon issuance of Common Stock for the Performance Share Units to the Key Employee or the Beneficiary, and the Key Employee agrees, that the Key Employee shall pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes incurred by reason of the award or as a result of the vesting hereunder or shall provide evidence satisfactory to the Company that the Company has no liability to withhold. The Company may withhold from cash payable in respect of Performance Share Units such amount as may be determined by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes incurred by reason of such payment.

(b)

At each time the Company is obligated to issue Common Stock to the Key Employee or the Beneficiary, the Key Employee or the Beneficiary, as the case may be, may elect to have the Company repurchase up to 45% of the Common Stock to be so issued or released at a price equal to the Fair Market Value (as defined below) on the Tax Date (as defined below). The election must be delivered to the Company within 30 days after the end of fiscal 2014. If the number of shares so determined shall include a fractional share, then the Company shall not be obligated to repurchase such fractional share. All elections shall be made in a form acceptable to the Company. As used herein, (i) “Tax Date” means the date on which the Key Employee must include in his or her gross income for tax purposes the fair market value of the Common Stock and (ii) “Fair Market Value” means the per share closing price on the date in question in the principal market in which the Common Stock is then traded or, if no sales of Common Stock have taken place on such date, the closing price on the most recent date on which selling prices were quoted.

8.

Beneficiary. The person who the Key Employee designates in writing to the Committee as his or her beneficiary shall be referred to as the “Beneficiary” and shall be entitled to receive Common Stock earned from the Performance Share Units upon vesting following the death of the Key Employee. The Key Employee may from time to time revoke or change his or her Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation that the Committee receives shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Key Employee’s death, and in no event shall any designation be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of the Key Employee’s death, or if no designated Beneficiary survives the Key Employee or if such designation conflicts with law, then the Key Employee’s estate shall be entitled to receive Common Stock earned from the Performance Share Units following the death of the Key Employee and vesting of the Performance Share Units. If the Committee is in doubt as to the right of any person to receive such Performance Share Units, then the Company may retain such Performance Share Units without liability for any interest thereon, until the

Committee determines the person entitled thereto, or the Company may deliver such Common Stock earned from the Performance Share Units upon vesting to any court of appropriate jurisdiction, and such delivery shall be a complete discharge of the liability of the Company therefor.

9.	Adjustments in Event of Change in Stock.

In the event of any Change in Capitalization, the Committee shall make such adjustments in the Grant Number and the number of Performance Share Units under this Agreement, or in the terms, conditions or restrictions of this Agreement, as the Committee deems equitable; provided that in the absence of express action by the Committee, adjustments that apply generally to Performance Share Units granted under the Plan shall apply automatically to the Performance Share Units under this Agreement.

10.	Powers of the Company Not Affected.

The existence of the Grant shall not affect in any way the right or power of the Company or its stockholders to make or authorize any Change in Capitalization or any change in its business, or any issue of bonds, debentures or stock having rights or preferences equal, superior or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Nothing in this Agreement shall confer upon the Key Employee any right to continue in the employment of the Company or interfere with or limit in any way the right of the Company to terminate the Key Employee’s employment at any time.

11.	Interpretation by Committee.

The Key Employee agrees that any dispute or disagreement that may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or such plan may be made in the sole discretion of the Committee and shall be final, binding, and conclusive.

12.	Miscellaneous.

(a)	This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin applicable to contracts made and to be performed therein between residents thereof.

(b)

The Company may amend or modify this Agreement at any time; provided that the Key Employee must consent to such amendment or modification if the Committee determines that such change would materially reduce the Key Employee’s benefits.

(c)	The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

(d)

Any notice, filing or delivery hereunder or with respect to the Grant shall be given to the Key Employee at either his or her usual work location or work email address or his or her home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 2801 80th Street, Kenosha, Wisconsin 53143, Attention: Vice President—Human Resources. All such notices shall be given by first class mail, postage pre-paid, or by personal delivery or by email to the Key Employee at his or her Company email address.

(e)

This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Key Employee, the Beneficiary and the personal representative(s) and heirs of the Key Employee, except that the Key Employee may not transfer any interest in any Performance Share Units prior to its vesting imposed by Section 1.

(f)	This Agreement is intended to comply with Code Section 409A and shall be interpreted accordingly.

(g)	This Agreement is subject to the terms of this Company’s clawback policy as it may be in effect from time to time and any clawback requirements under law, regulation or exchange rules.

Exhibit 1

[Performance Matrix]

Exhibit 2

[Definition of terms and rules for calculations]